UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ORIENTAL FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico 00926
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.125% Non-Cumulative Perpetual Preferred Stock, Series D	New York Stock Exchange

Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-184497 and 333-184684 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 7.125% Non-Cumulative Perpetual Preferred Stock, Series D, $1.00 par value per share (the “Series D Preferred Stock”), of Oriental Financial Group Inc. (the “Company”) as included under the caption “Description of Series D Preferred Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 19, 2012 (Registration No. 333-184497), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), shall be deemed to be incorporated by reference herein. In addition, the above-referenced description included in the final prospectus dated October 31, 2012 relating to the Registration Statement and filed with the Commission on November 1, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description of Document
3.1	Certificate of Incorporation, as amended, of the Company (incorporated herein by reference from Exhibit 3.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 10, 2010).

3.2	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series D, designating the terms of the Series D Preferred Stock (incorporated herein by reference from Exhibit 3.5 of the Company’s Registration Statement No. 333-184497 on Form S-1, dated October 19, 2012, as amended on October 31, 2012).

4.1	Form of Certificate for Non-Cumulative Perpetual Preferred Stock, Series D, (incorporated herein by reference from Exhibit 4.4 of the Company’s Registration Statement No. 333-184497 on Form S-1, dated October 19, 2012, as amended on October 31, 2012).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: November 1, 2012	By:	/s/ Ganesh Kumar
Ganesh Kumar
Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document
3.1	Certificate of Incorporation, as amended, of the Company (incorporated herein by reference from Exhibit 3.1 of the Company’s quarterly report on form 10-Q filed with the Commission on August 10, 2010).

3.2	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series D, designating the terms of the Series D Preferred Stock (incorporated herein by reference from Exhibit 3.5 of the Company’s Registration Statement No. 333-184497 on Form S-1, dated October 19, 2012, as amended on October 31, 2012).

4.1	Form of Certificate for Non-Cumulative Perpetual Preferred Stock, Series D, (incorporated herein by reference from Exhibit 4.4 of the Company’s Registration Statement No. 333-184497 on Form S-1, dated October 19, 2012, as amended on October 31, 2012).